SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT

This SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT (as amended, supplemented and otherwise modified from time to time, this “Agreement”) is made as of August 4, 2015, by and between Paltar Nation Limited Partnership, a Delaware limited partnership (the “Partnership”), and each of the purchasers listed on the signature pages to this Agreement (each, a “Purchaser” and together the “Purchasers”).

RECITALS

WHEREAS, the Partnership desires to issue and sell, and each Purchaser desires to purchase, a Secured Convertible Promissory Note (each a “Note”), in substantially the form attached to this Agreement as Exhibit A, which Note shall be convertible on the terms stated therein into limited partnership interests of the Partnership (the “Interests”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

Purchase and Sale of Notes.

(a)

Sale and Issuance of Notes.  Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase, and the Partnership agrees to sell, make and issue to each Purchaser, (1) at the Initial Closing (as defined below), a Note in the principal amount set forth in the column titled “Initial Commitment” opposite such Purchaser’s name on Schedule 1 attached hereto and (b) at the option of the Partnership, at Subsequent Closings (as defined below), Notes in up to the principal amount set forth in the column titled “Additional Greenshoe Commitments” on Schedule 1 attached hereto.  The purchase price (the “Purchase Price”) of each Note at each Closing (as defined below) shall be equal to 100% of the principal amount of such Note.  The Partnership’s agreements with each of the Purchasers are separate agreements, and the sales of the Notes to each of the Purchasers are separate sales.  The Notes and the interests issuable upon conversion thereof are collectively referred to herein as the “Securities.”

(b)

Initial Closing; Subsequent Closings.  The initial purchase and sale of the Notes shall take place at the offices of Hogan Lovells US LLP, counsel to the Partnership, at 10:00 a.m. MT, on August 4, 2015, or at such other time and place as the Partnership and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the “Initial Closing”).  At any time on or before December 31, 2015, the Partnership may issue to any person (the “Additional Purchasers”) acceptable to the Partnership additional promissory notes in a form substantially similar to the outstanding Notes (the “Additional Notes”), subject to differences in the date of issue.  Any Additional Notes issued hereunder at a Closing after the Initial Closing (each, a “Subsequent Closing”, and together with the Initial Closing, the “Closings”) shall not cause the principal amount of Notes issued hereunder to exceed $5,000,000.00.  All such issuances of Additional Notes made at any Subsequent Closings shall be made on the terms and conditions set forth in this Agreement, and (1) the representations and warranties of the Partnership set forth in Section 3 hereof shall speak as of the date of such Closing, and (2) the representations and warranties in Section 4 hereof of the Purchasers purchasing Additional Notes shall speak as of the date of such Subsequent Closing.  The Schedule of Purchasers may be amended by the Partnership without the consent of the then-existing Purchasers to include any Purchasers of Additional Notes upon the execution by any Additional Purchaser of a counterpart signature page hereto.  Any Additional Notes sold pursuant to this Section 1(b) shall be deemed to be “Notes” for all purposes under this Agreement and any Additional Purchasers thereof shall be deemed to be “Purchasers” for all purposes under this Agreement.

(c)

Delivery.  At each Closing, (1) the Partnership shall deliver to each Purchaser the Note to be purchased by such Purchaser against payment of the Purchase Price by the applicable Purchaser therefor by check payable to the Partnership or by wire transfer to a bank account and financial institution designated by the Partnership, and (2) the Partnership and each Purchaser shall deliver to one another counterpart signature pages to this Agreement, the applicable Note and the Pledge Agreement (as defined below).

(d)

Use of Proceeds.  In accordance with the directions of Nation GP, LLC, a Delaware limited liability company and the Partnership’s general partner, the Partnership will use the proceeds from the sale of the Notes for work permit exploration cost reimbursements, well site construction and roads, geological and geophysical costs and working capital, legal and underwriting costs.

2.

Transaction Agreements.  Each Purchaser understands and agrees that the conversion of the Notes into Interests may require such Purchaser’s execution of certain agreements relating to the purchase and sale of such Interests as well as any rights relating to such Interests.

3.

Representations and Warranties of the Partnership.  The Partnership hereby represents and warrants to each Purchaser that as of the applicable Closing:

(a)

Organization, Good Standing and Qualification.  The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite limited partnership power and authority to carry on its business and own and operate its properties as now conducted and as proposed to be conducted and to perform its obligations pursuant to the Notes and this Agreement.  The Partnership is duly qualified to transact business and is in good standing in each jurisdiction where the failure to be so qualified would have or could reasonably be expected to have a material adverse effect on the Partnership’s financial condition or business as now conducted or as currently proposed to be conducted (a “Material Adverse Effect”).

(b)

Authorization.  All limited partnership action on the part of the Partnership, its officers, partners and members necessary for the authorization, execution and delivery of this Agreement and the authorization, sale, issuance and delivery of the Notes and the Securities, and the performance of all obligations of the Partnership hereunder and thereunder has been taken or will be taken prior to the Closing, except that the Partnership has not obtained the necessary approval for the authorization of any Interests.  The Agreement and the Notes, when executed and delivered by the Partnership, shall constitute valid and legally binding obligations of the Partnership, enforceable against the Partnership in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)

No Conflicts.  The Partnership is not in violation of any term of its certificate of formation or limited partnership agreement, each as amended to date, or, in any respect of any term or provision of any note, indenture, mortgage, indebtedness, indenture, contract, agreement, purchase order, instrument, judgment, order or decree to which it is party or by which it or its assets is bound which has had or will have a Material Adverse Effect. The Partnership is not in violation of any law, statute, rule or regulation applicable to the Partnership the violation of which would have had or will have a Material Adverse Effect. The execution and delivery of this Agreement by the Partnership, the performance by the Partnership of its obligations pursuant to this Agreement and the Notes, the issuance of the Notes and the Securities, and the consummation of the transactions contemplated by the Notes and this Agreement will not result in any violation of, or conflict with, or constitute with or without the passage of time and giving of notice, either a default under, the Partnership’s certificate of formation or limited partnership agreement, each as amended to date, or any of its instruments, judgments, orders, writs, decrees, contracts, agreements, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Partnership or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Partnership, its business or operations or any of its assets or properties.

(d)

No Consents.  No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Partnership is required in connection with the valid execution and delivery of the Notes or this Agreement, or the offer, sale or issuance of the Notes and the Securities, or the consummation of any other transaction contemplated by this Agreement or the Notes, except (1)  the filing of such notices as may be required under the Securities Act of 1933, as amended (the “Securities Act”) and (2) such filings as may be required under the applicable securities laws of state and foreign jurisdictions.

(e)

Offering.  Subject in part to the accuracy of the Purchasers’ representations and warranties in Section 4, the offer, sale and issuance of the Notes to be issued in conformity with the terms of the Notes and this Agreement and the issuance of the Securities, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of applicable state securities laws, and neither the Partnership nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

4.

Representations and Warranties of the Purchasers.  Each Purchaser hereby represents and warrants, severally as to itself only and not jointly, to the Partnership as of the date of the Closing that:

(a)

Authorization.  Such Purchaser has full power and authority to enter into this Agreement.  This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

(b)

Purchase Entirely for Own Account.  This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Partnership, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

(c)

Restricted Securities.  The Purchaser understands that the Securities have not been, and likely will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.  The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal, state or foreign securities laws, as applicable, and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by the applicable state or foreign authorities, or an exemption from such registration and qualification requirements is available.  The Purchaser acknowledges that the Partnership has no obligation to register or qualify the Securities for resale.  The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Partnership which are outside of the Purchaser’s control, and which the Partnership is under no obligation and may not be able to satisfy.

(d)

No Public Market.  The Purchaser understands that no public market now exists for any of the Securities and that the Partnership has made no assurances that a public market will ever exist for the Securities.

(e)

Legends.  The Purchaser understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

(i)

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO PALTAR NATION LIMITED PARTNERSHIP THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(ii)

Any legend required by the laws of any state or applicable foreign jurisdiction, to the extent such laws are applicable to the Securities represented by the certificate so legended.

(f)

Accredited Investor.  The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

5.

Conditions of the Purchasers’ Obligations at Closing.  The obligations of each Purchaser to the Partnership under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a)

Representations and Warranties.  The representations and warranties of the Partnership contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

(b)

Performance.  The Partnership shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(c)

Note.  The Partnership shall deliver to each Purchaser an executed Note reflecting the purchase price paid as the principal of such Note.

(d)

Pledge Agreement.  The Partnership shall deliver to the Purchasers an executed Pledge Agreement (as amended, supplemented and otherwise modified from time to time, the “Pledge Agreement”), dated as of the date hereof, by and between Wotan Group Limited, an Australian limited company (ACN 14998651), pursuant to which the Wotan Group Limited shall have pledged to the Purchasers the Pledged Securities as described and on the terms and conditions set forth therein.

(e)

Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state or foreign jurisdiction that are required in connection with the lawful issuance and sale of the Notes and Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

6.

Conditions of the Partnership’s Obligations at Closing.  The obligations of the Partnership to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a)

Representations and Warranties.  The representations and warranties of each Purchaser contained in Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

(b)

Performance.  Each Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(c)

Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state or foreign jurisdiction that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

7.

Miscellaneous.

(a)

Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)

Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of Delaware, without giving effect to principles of conflicts of law.

(c)

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.  The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic means shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or other electronic means, including PDF format, shall be deemed to be their original signatures for any purposes whatsoever.

(d)

Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e)

Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) three (3) business days after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth on the signature page hereto, or as subsequently modified by written notice.

(f)

Finder’s Fee.  Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.  Each Purchaser agrees to indemnify and to hold harmless the Partnership and each other Purchaser from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, employees, or representatives is responsible.  The Partnership agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Partnership or any of its officers, employees or representatives is responsible.

(g)

Amendments and Waivers.  Any term of this Agreement may be amended or waived only with the written consent of the Partnership and the holders of a majority of the aggregate outstanding principal amount owed under the Notes.  Any amendment or waiver effected in accordance with this Section  shall be binding upon each Purchaser and each transferee of the Securities, each future holder of all such Securities, and the Partnership.

(h)

Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (1) such provision shall be excluded from this Agreement, (2) the balance of the Agreement shall be interpreted as if such provision were so excluded and (3) the balance of the Agreement shall be enforceable in accordance with its terms.

(i)

Entire Agreement.  This Agreement, any Confidentiality Agreement between the Partnership and a Purchaser and the documents referred to herein and therein constitute the entire agreement between and among the parties hereto pertaining to the subject matter hereof and thereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

(j)

Exculpation Among Purchasers.  Each Purchaser acknowledges that it is not relying upon any person, firm or entity in making its investment or decision to invest in the Partnership.  Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Notes and Securities.

 [Signature Pages Follow]

The parties have executed this Secured Convertible Note Purchase Agreement as of the date first written above.

THE PARTNERSHIP:

PALTAR NATION LIMITED PARTNERSHIP

By:/s/ Carmen J. Lotito Jr.

(Signature)

Name: Carmen J. Lotito Jr.

Title: Vice President

Address: 1555 Blake Street, Suite 1002, Denver, Colorado  80205

Fax:

Email:

PURCHASERS:

David N. Siegel Family Trust 2015

By: /s/ David N. Siegel

Name: David N. Siegel

  Title: Trustee, David N. Siegel Family Trust 2015

Schedule 1

SCHEDULE OF PURCHASERS

Name	Initial Commitment	Additional Greenshoe Commitments	Total Commitments
David N. Siegel Family Trust 2015	$584,000	n/a	$584,000

Totals	$584,000	n/a	$584,000

EXHIBIT A

FORM OF SECURED CONVERTIBLE PROMISSORY NOTE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO PALTAR NATION LIMITED PARTNERSHIP THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

SECURED CONVERTIBLE PROMISSORY NOTE

USD$__________

__________ ___, 2015

  Denver, Colorado

For value received, PALTAR NATION LIMITED PARTNERSHIP, a Delaware limited partnership (the “Partnership”), promises to pay to _________________________________ (the “Holder”), the principal sum of _________________________________ USD($__________).  Interest shall accrue from the date of this Secured Convertible Promissory Note (this “Note”) on the unpaid principal amount hereunder at a rate equal to 10.00% per annum; provided, that on and after the Maturity Date (as defined below) or an Event of Default (as defined below), interest shall accrue from and after such date on the unpaid principal and all accrued but unpaid interest of this Note at a rate equal to 15.00% per annum.  This Note is one of a number of promissory notes (collectively, the “Notes”) issued under that certain Secured Convertible Note Purchase Agreement initially dated as of __________ ___, 2015, by and among the Partnership and the Purchasers listed on the signature pages thereto (the “Purchase Agreement”).  This Note is subject to the following terms and conditions:

1.

Maturity.  Unless converted as provided herein, all principal and any accrued but unpaid interest under this Note shall be due and payable on __________ ___, 2016 (the “Maturity Date”).  Subject to Section  below, interest shall accrue on this Note and shall be due and payable in full on the Maturity Date.  Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon a material breach by (a) the Partnership of this Note, another Note or the Purchase Agreement, or (b) Wotan Group Limited, an Australian limited company (ACN 14998651), of the Pledge Agreement (as defined below), in each case that is not cured within thirty (30) days of such breach (an “Event of Default”).

Conversion.

Qualified Financing.  Upon a sale of the Partnership’s limited partnership interests (“Interests”) in a single transaction or a series of related transactions yielding gross cash proceeds to the Partnership of at least $20,000,000 (including without limitation, this Note and any other Notes issued under the Purchase Agreement) on or before the Maturity Date (a “Qualified Financing”), the principal and any accrued but unpaid interest under this Note shall automatically be converted into Interests upon the terms set forth in Section  below.

Terms of Conversion.  The Interests to be issued to the Holder upon a conversion pursuant to Section  shall be equal to the quotient obtained by dividing (i) the entire principal amount of this Note plus any accrued but unpaid interest under this Note by (ii) 80.00% of the per-Interest price of the Interests sold to persons other than holders of Notes in a Qualified Financing.  The issuance of such Interests upon such conversion shall be substantially upon the same terms and subject to the same conditions applicable to the Qualified Financing and the Partnership’s limited partnership agreement and other documents governing such Qualified Financing.  Upon such conversion of this Note, the Partnership and the Holder hereby agree to execute and deliver to each other all transaction documents related to the Qualified Financing necessary to effect the issuance of the Interests to the Holder.

2.

Conversion Procedure.

(a)

Conversion.  If this Note is converted pursuant to Section , the Partnership shall give written notice to the Holder, notifying the Holder of the conversion to be effected, the applicable conversion price, the amount of principal and any accrued but unpaid interest to be converted, the Interests to be issued, the date on which such conversion is expected to occur and a request for such Holder to physically surrender this Note to the Partnership.  Upon receipt of such notice, the Holder shall surrender this Note at the Partnership’s principal executive office, or, if this Note has been lost, stolen, destroyed or mutilated, then, in the case of loss, theft or destruction, the Holder shall deliver an indemnity agreement reasonably satisfactory in form and substance to the Partnership or, in the case of mutilation, the Holder shall surrender and cancel this Note.  Such conversion shall be deemed to have been made in connection with the closing of the Qualified Financing, and on and after such date the person entitled to receive the Interests issuable upon such conversion shall be treated for all purposes as the record holder of such Interests.

(b)

Same Rights.  Upon conversion of this Note into Interests, the Partnership shall ensure that the Holder is given the same rights with respect to such Interests as those granted to the similarly situated purchasers of Interests in the Qualified Financing.

1.

Payment; Prepayment.  All payments hereunder shall be made in lawful money of the United States of America at the Holder’s address on the signature page attached hereto or at such other place as the Holder hereof may from time to time designate in writing to the Partnership.  The Partnership may prepay this Note at any time without penalty by providing all holders of the Notes written notice of the Partnership’s intent to prepay the Notes, but prepayment shall not occur without the prior written consent of the holders of a majority of the aggregate outstanding principal amounts owed under all of the Notes. Such prepayment shall be made on a pro rata basis based on the respective aggregate outstanding amount of each Note to be prepaid.

2.

Security.  The Holder’s rights under this Note are secured by the “Pledged Securities”, as defined in the Pledge Agreement, dated as of __________ ___, 2015, executed by Wotan Group Limited, an Australian limited company, in favor of the Secured Parties (as defined therein) listed on the signature pages thereto (including the Holder hereunder) (the “Pledge Agreement”).

3.

Transfer; Successors and Assigns.  The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the Partnership and the Holder.  Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Partnership.  Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note (or an indemnity agreement if the Note is lost, stolen or destroyed) for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Partnership.  Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee.  Interest and principal are payable only to the registered holder of this Note.  The Partnership cannot assign this Note or its obligations or rights hereunder without the approval of the Holder.

4.

Governing Law.  This Note and all acts and transactions pursuant hereto and the rights and obligations of the Partnership and the Holder shall be governed, construed and interpreted in accordance with the laws of the state of Delaware, without giving effect to principles of conflicts of law.

5.

Notices.  All notices and other communications given or made pursuant to this Note shall be in writing and shall be deemed effectively given upon: (a) personal delivery to the party to be notified, (b) when sent, if received by electronic mail or facsimile during normal business hours of the recipient, and if not received during normal business hours, then on the recipient’s next business day, (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) three (3) business days after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth on the signature pages to the Purchase Agreement, or as subsequently modified by written notice.

6.

Amendments and Waivers.  Any term of this Note may be amended only with the written consent of the Partnership and the holders of a majority of the aggregate outstanding principal amount owed under all of the Notes; provided, that the following terms cannot be amended without the consent of the holder of this Note: a reduction in the interest rate, accrued interest or principal amount owed on this Note or the convertibility price and/or discount of this Note.

7.

Entire Agreement.  This Note, any Confidentiality Agreement between the Partnership and a Purchaser, the Purchase Agreement, the Pledge Agreement and the documents referred to herein and therein, constitute the entire agreement between the Partnership and the Holder pertaining to the subject matter hereof and thereof, and any and all other written or oral agreements existing between the Partnership and the Holder are expressly canceled.

8.

Interest Rate Limitation.  Notwithstanding anything to the contrary contained in this Note or the Purchase Agreement (the “Loan Documents”), the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”).  If the Holder shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal remaining owed under this Note or, if it exceeds such unpaid principal, refunded to the Partnership.  In determining whether the interest contracted for, charged, or received by the Holder exceeds the Maximum Rate, the Holder may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of this Note.

9.

Loss of Note.  Upon receipt by the Partnership of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, delivery of an indemnity agreement reasonably satisfactory in form and substance to the Partnership or, in the case of mutilation, on surrender and cancellation of this Note, the Partnership shall execute and deliver, in lieu of this Note, a new Note executed in the same manner as this Note, in the same principal amount as the unpaid principal amount of this Note and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been so paid, dated the date of this Note.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Partnership has executed this Secured Convertible Promissory Note as of the date first set forth above.

THE PARTNERSHIP:

PALTAR NATION LIMITED PARTNERSHIP

By:

(Signature)

Name: _______________________________

Title:

AGREED TO AND ACCEPTED: